Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Announces Certain Preliminary Expected Fiscal Year 2018 Results

Preliminary Expected Results Within Previously Issued Guidance Ranges

Provides Update on Form 10-K Filing

PITTSBURGH, PA. – March 28, 2019 – Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach” or the “Company”) today announced that the Company expects to report financial results for the year ended December 31, 2018 within its previously announced guidance ranges for both Revenues and Adjusted EBITDA. Revenue is expected to be at the top end of the range of $530 million and $550 million. Net income (loss) is expected to be between ($1.5) million and ($1.9) million and Adjusted EBITDA is expected to be in the middle of the range of $8 million and $10 million.

The estimated full year results are preliminary and unaudited and subject to the completion and finalization of fourth-quarter and year-end financial and accounting procedures, and reflect management’s estimate based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. The preliminary estimates should not be viewed as a substitute for full year financial statements prepared in accordance with generally accepted accounting principles in the United States of America.

The Company also announced that it needs additional time to file its Annual Report on Form 10-K for the year ended December 31, 2018, in order to reflect in the Form 10-K the Company’s refinancing of its credit agreement, which is expected to be completed in the coming days. As a result, the Company expects to file a Form 12b-25 with the U.S. Securities and Exchange Commission to extend the filing deadline for its Form 10-K and to file the Form 10-K within the allowable extension period. The Company intends to issue an earnings release and host a conference call to discuss its results and will announce the date of the release and conference call in the coming days.

The Company also reports that aggregate backlog at December 31, 2018 was $559.7 million, compared with $487.5 million at September 30, 2018 and $461.4 million at December 31, 2017. Backlog at December 31, 2018 consisted of $54.2 million of Service segment work and $505.5 million of Construction segment work. Limbach expects approximately 60% of current, construction backlog to be recognized as revenue in the current fiscal year.

Management Commentary

Charlie Bacon, CEO of Limbach, commented, “We are in the very late stages of negotiating a refinancing package that we hope to complete before filing our Form 10-K. I am also pleased to report our preliminary 2018 results, which include solid top-line growth. Eight of our ten business units recorded revenue growth, with seven of the ten delivering strong EBIT-level profitability. I look forward to reporting our full financial results very soon and discussing those results on our conference call the following morning.”

Limbach Holdings, Inc. March 28, 2019	Page 2

About Limbach

Founded in 1901, Limbach is the 9th largest mechanical systems solutions firm in the United States as determined by Engineering News Record. Limbach provides building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners. Limbach employs more than 1,800 employees in 14 offices throughout the United States. The Company’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, position Limbach as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition, and in particular statements regarding entry into a new credit agreement, the timing of the recognition of backlog as revenue, the timing of the completion of projects in the Mid-Atlantic branch, the potential for recovery of cost overruns, the ability of the Company to successfully remedy the issues that have led to write-downs in its Mid-Atlantic branch, and the ability of the Company to enter into a restructured credit agreement with its existing lenders and to refinance its existing credit facilities on favorable terms or at all. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

* Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. With respect to projected fiscal year 2018 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to taxes and other items, which are excluded from Adjusted EBITDA. The Company expects the variability of this item to have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

Limbach Holdings, Inc. March 28, 2019	Page 3

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com

Or

Limbach Holdings, Inc.

John T. Jordan, Jr.

Executive Vice President and Chief Financial Officer

(301) 623-4799 / john.jordan@limbachinc.com